Exhibit 4.6

SUPPLEMENTAL INDENTURE, dated as of December 26, 2007 (this “Supplemental Indenture”), among ADESA Dealer Services, LLC, ADESA Pennsylvania, LLC, Automotive Finance Consumer Division, LLC, Dent Demon, LLC, Sioux Falls Auto Auction, Inc., Tri-State Auction Co., Inc. and Zabel & Associates, Inc. (the “Subsidiary Guarantors”), KAR Holdings, Inc. a Delaware corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Existing Guarantors” and, together with the Subsidiary Guarantors, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 20, 2007 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of 10% Senior Subordinated Notes due 2015 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Articles XIII and XV of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with the other Guarantors, irrevocably, fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3. Subordination. The obligation of each Subsidiary Guarantor under this Supplemental Indenture are subordinated in right of payment, to the extent and in the manner provided in Article XV of the Indenture, to the prior payment in full of all future Senior Indebtedness of each Subsidiary Guarantor.

4. Termination, Release and Discharge. Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

5. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

8. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

9. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ADESA DEALER SERVICES, LLC as Subsidiary Guarantor

By	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	President and Chief Executive Officer

ADESA PENNSYLVANIA, LLC as Subsidiary Guarantor

By	/s/ James P. Hallett
Name:	James P. Hallett
Title:	President and Chief Executive Officer

AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC as Subsidiary Guarantor

By	/s/ Margot EM Hanulak
Name:	Margot EM Hanulak
Title:	Executive Vice President

DENT DEMON, LLC as Subsidiary Guarantor

By	/s/ James P. Hallett
Name:	James P. Hallett
Title:	President and Chief Executive Officer

SIOUX FALLS AUTO AUCTION, INC. as Subsidiary Guarantor

By	/s/ James P. Hallett
Name:	James P. Hallett
Title:	President and Chief Executive Officer

Senior Subordinated Supplemental Indenture

TRI-STATE AUCTION CO., INC. as Subsidiary Guarantor

By	/s/ James P. Hallett
Name:	James P. Hallett
Title:	President and Chief Executive Officer

ZABEL & ASSOCIATES, INC. as Subsidiary Guarantor

By	/s/ James P. Hallett
Name:	James P. Hallett
Title:	President and Chief Executive Officer

KAR HOLDINGS, INC.

By	/s/ Rebecca Polak
Name:	Rebecca Polak
Title:	Executive Vice President and Secretary

ADESA, INC.
ADESA CORPORATION, LLC
A.D.E. OF ARK-LA-TEX, INC.
A.D.E. OF KNOXVILLE, LLC
ADESA ARK-LA-TEX, LLC
ADESA ARKANSAS, LLC
ADESA ATLANTA, LLC
ADESA BIRMINGHAM, LLC
ADESA CALIFORNIA, LLC
ADESA CHARLOTTE, LLC
ADESA COLORADO, LLC
ADESA DES MOINES, LLC
ADESA FLORIDA, LLC
ADESA IMPACT TEXAS, LLC
ADESA INDIANAPOLIS, LLC
ADESA LANSING, LLC
ADESA LEXINGTON, LLC
ADESA MEXICO, LLC
ADESA MISSOURI, LLC
ADESA NEW JERSEY, LLC
ADESA NEW YORK, LLC
ADESA OHIO, LLC

Senior Subordinated Supplemental Indenture

ADESA OKLAHOMA, LLC
ADESA PENNSYLVANIA, INC.
ADESA PHOENIX, LLC
ADESA PROPERTIES CANADA, INC.
ADESA SAN DIEGO, LLC
ADESA-SOUTH FLORIDA, LLC
ADESA SOUTHERN INDIANA, LLC
ADESA TEXAS, INC.
ADESA VIRGINIA, LLC
ADESA WASHINGTON, LLC
ADESA WISCONSIN, LLC
AFC CAL, LLC
ASSET HOLDINGS III, L.P.
AUTO DEALERS EXCHANGE OF CONCORD, LLC
AUTO DEALERS EXCHANGE OF MEMPHIS, LLC
AUTOMOTIVE FINANCE CORPORATION
AUTOMOTIVE RECOVERY SERVICES, INC.
AUTOVIN, INC.
PAR, INC.
INSURANCE AUTO AUCTIONS, INC.
INSURANCE AUTO AUCTIONS CORP.
IAA ACQUISITION CORP.
IAA SERVICES, INC.
AUTO DISPOSAL SYSTEMS, INC.
ADS ASHLAND, LLC
ADS PRIORITY TRANSPORT LTD.

By	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Tim P. Mowdy

Senior Subordinated Supplemental Indenture